                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 15, 2002 (except for Note 12 as to which the date is _________, 2002) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-84726) and related Prospectus of Computer Programs and Systems Inc. for the registration of 3,000,000 shares of common stock.


                                                               Ernst & Young LLP

Birmingham, Alabama

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                                           /s/ Ernst & Young LLP

Birmingham, Alabama
April 30, 2002